Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020 and subsequent quarterly reports on Form 10-Q, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•
risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT;

•
risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2020 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Media Inquiries:
Brenda Pomar
Corporate Communications Manager
301.998.8316
bpomar@federalrealty.com

Federal Realty Investment Trust Announces Second Quarter 2020 Operating Results

ROCKVILLE, Md. (August 5, 2020) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2020.

“We remain confident in our ability to weather this pandemic and come out on the other side an even stronger and further differentiated company,” said Donald C. Wood, President and Chief Executive Officer. “Continued positive trends in our collections, our fortress balance sheet built for times like these and, most importantly, the continued desirability of our locations, as evidenced by current tenant discussions, gave us the confidence this quarter to increase our dividend for the 53rd year, an industry record and a coveted aspect of Federal Realty’s history.”

Financial Results
Net income available for common shareholders was $8.5 million and earnings per diluted share was $0.11 for second quarter 2020 versus $78.9 million and $1.05, respectively, for second quarter 2019.
In the second quarter 2020, Federal Realty generated funds from operations available for common shareholders (FFO) of $58.0 million, or $0.77 per diluted share. This compares to FFO of $121.0 million, or $1.60 per diluted share, in the second quarter 2019.
The year-over-year decrease in net income and FFO was attributable to the impacts of the COVID-19 pandemic with the primary driver being collectibility related adjustment impacts during the second quarter totaling $55.2 million, or $0.73 per share, which included a $9.4 million impact to straight-line rent.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The portfolio was 93.0% leased as of June 30, 2020, and the comparable portfolio was 93.7% leased.
During the second quarter 2020, Federal Realty signed 50 leases for 314,679 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 277,681 square feet at an average rent of $28.55 per square foot compared to the average contractual rent of $25.64 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 11%, 23% on a straight-line basis. Additionally, Federal Realty signed 15 leases for 94,805 square feet of office space during the second quarter 2020.

COVID-19 Operational Update
All 104 properties remain open and operating. Approximately 87% of our commercial tenants are open and operating as of July 31, 2020 based on annualized base rent compared to 47% on May 1, 2020. Annualized base rent reflects the aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces.
As of July 31, 2020, the Company has collected approximately 68% of total second quarter 2020 billed recurring rents and 76% of July 2020.
As of July 31, 2020, deferral agreements have been executed for $21 million, or 10%, of billed recurring rents for April through June 2020 and have a weighted average repayment period of 9 months.
With $980.0 million of cash and cash equivalents as of June 30, 2020, Federal Realty has approximately $2.0 billion of liquidity in cash and undrawn availability under its $1.0 billion revolving credit facility.
Additional information on the impact of the COVID-19 pandemic on the Company’s business to date is available in a presentation posted on the Investor section of Federal Realty’s website.

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the regular dividend rate on its common shares, declaring a regular quarterly cash dividend of $1.06 per share, resulting in an indicated annual rate of $4.24 per share. The regular common dividend will be payable on October 15, 2020, to common shareholders of record on September 22, 2020. This increase represents the 53rd consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector, and solidifies its position as 1 of only 30 companies in any sector to be considered a ‘Dividend King'.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 15, 2020 to common shareholders of record as of October 1, 2020.

Summary of Other Quarterly Activities and Recent Developments
May 6, 2020 - Federal Realty closed on a new $400.0 million unsecured term loan. Proceeds were used to repay balances outstanding under the Company’s $1.0 billion unsecured credit facility. The term loan bears interest at LIBOR plus 135 basis points and will mature in May 2021, with an option to extend the loan until May 2022.
May 11, 2020 - Federal Realty closed on its public offering of $400.0 million aggregate principal amount of 3.50% senior notes due 2030 at an effective yield of 3.630% and reopened their 3.95% senior notes due 2024 for an additional $300.0 million aggregate principal amount at an effective yield of 2.944%. The 3.95% senior notes have the same terms and are of the same series as the $300.0 million senior notes issued on December 9, 2013. Federal Realty used the net proceeds from this offering to reduce amounts outstanding under its revolving credit facility and for general corporate purposes.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its second quarter 2020 earnings conference call, which is scheduled for Thursday, August 6, 2020 at 10:00AM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13705851 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 20, 2020 by dialing 844.512.2921; Passcode: 13705851.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 2,900 tenants, in 24 million square feet, and approximately 2,800 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 53 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020 and subsequent quarterly reports on Form 10-Q, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•
risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT;

•
risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2020 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2020
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$175,479	$229,731	$406,277	$461,223
Mortgage interest income	748	734	1,507	1,469
Total revenue	176,227	230,465	407,784	462,692
EXPENSES
Rental expenses	36,417	41,438	80,729	85,698
Real estate taxes	30,599	25,166	59,663	52,853
General and administrative	9,814	11,422	20,065	20,987
Depreciation and amortization	62,784	59,057	124,972	118,679
Total operating expenses	139,614	137,083	285,429	278,217

Gain on sale of real estate, net of tax	11,682	16,197	11,682	16,197

OPERATING INCOME	48,295	109,579	134,037	200,672

OTHER INCOME/(EXPENSE)
Other interest income	509	189	817	366
Interest expense	(34,073)	(27,482)	(62,518)	(55,515)
(Loss) income from partnerships	(3,872)	381	(5,036)	(1,053)
NET INCOME	10,859	82,667	67,300	144,470
Net income attributable to noncontrolling interests	(352)	(1,765)	(2,030)	(3,424)
NET INCOME ATTRIBUTABLE TO THE TRUST	10,507	80,902	65,270	141,046
Dividends on preferred shares	(2,011)	(2,011)	(4,021)	(4,021)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$8,496	$78,891	$61,249	$137,025

EARNINGS PER COMMON SHARE, BASIC AND DILUTED:
Net income available for common shareholders	$0.11	$1.05	$0.81	$1.83
Weighted average number of common shares	75,394	74,713	75,377	74,458

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2020
	June 30,	December 31,
	2020	2019
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,754,540 and $1,676,866 of consolidated variable interest entities, respectively)	$7,790,025	$7,535,983
Construction-in-progress (including $93,067 and $102,583 of consolidated variable interest entities, respectively)	754,787	760,420
Assets held for sale	1,085	1,729
	8,545,897	8,298,132
Less accumulated depreciation and amortization (including $317,925 and $296,165 of consolidated variable interest entities, respectively)	(2,308,403)	(2,215,413)
Net real estate	6,237,494	6,082,719
Cash and cash equivalents	980,039	127,432
Accounts and notes receivable, net	167,641	152,572
Mortgage notes receivable, net	30,332	30,429
Investment in partnerships	22,879	28,604
Operating lease right of use assets	93,494	93,774
Finance lease right of use assets	51,758	52,402
Prepaid expenses and other assets	206,293	227,060
TOTAL ASSETS	$7,789,930	$6,794,992
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $475,757 and $469,184 of consolidated variable interest entities, respectively)	$551,034	$545,679
Notes payable, net	402,477	3,781
Senior notes and debentures, net	3,508,461	2,807,134
Accounts payable and accrued expenses	244,482	255,503
Dividends payable	81,915	81,676
Security deposits payable	18,922	21,701
Operating lease liabilities	73,527	73,628
Finance lease liabilities	72,056	72,062
Other liabilities and deferred credits	146,372	157,938
Total liabilities	5,099,246	4,019,102
Commitments and contingencies
Redeemable noncontrolling interests	159,583	139,758
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 75,633,140 and 75,540,804 shares issued and outstanding, respectively	760	759
Additional paid-in capital	3,170,480	3,166,522
Accumulated dividends in excess of net income	(889,195)	(791,124)
Accumulated other comprehensive loss	(7,758)	(813)
Total shareholders’ equity of the Trust	2,434,284	2,535,341
Noncontrolling interests	96,817	100,791
Total shareholders’ equity	2,531,101	2,636,132
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,789,930	$6,794,992

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
June 30, 2020
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1) (2)
Net income	$10,859	$82,667	$67,300	$144,470
Net income attributable to noncontrolling interests	(352)	(1,765)	(2,030)	(3,424)
Gain on sale of real estate, net	(11,682)	(16,197)	(11,682)	(16,197)
Depreciation and amortization of real estate assets	56,608	53,323	112,654	106,812
Amortization of initial direct costs of leases	4,809	4,537	9,709	9,287
Funds from operations	60,242	122,565	175,951	240,948
Dividends on preferred shares (3)	(2,011)	(1,875)	(4,021)	(3,750)
Income attributable to operating partnership units (4)	—	661	1,572	1,390
Income attributable to unvested shares	(249)	(346)	(541)	(690)
FFO	$57,982	$121,005	$172,961	$237,898
Weighted average number of common shares, diluted (3)(4)	75,394	75,456	76,126	75,235
FFO per diluted share	$0.77	$1.60	$2.27	$3.16

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$90,553	$85,844	$207,318	$146,255
Tenant improvements and incentives	11,988	19,683	22,649	25,475
Total non-maintenance capital expenditures	102,541	105,527	229,967	171,730
Maintenance capital expenditures	3,253	3,407	6,015	4,875
Total capital expenditures	$105,794	$108,934	$235,982	$176,605

Dividends and Payout Ratios
Regular common dividends declared	$79,407	$76,449	$158,810	$152,555
Dividend payout ratio as a percentage of FFO	137%	63%	92%	64%

Noncontrolling Interests Supplemental Information (2)
Property operating income (1)	$1,653	$3,138	$4,580	$6,194
Depreciation and amortization	(1,478)	(1,457)	(2,935)	(2,987)
Interest expense	(605)	(577)	(1,187)	(1,173)
Net (loss) income	$(430)	$1,104	$458	$2,034

Notes:

1)	See Glossary of Terms.

2)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

3)
For the three and six months ended June 30, 2019, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."

4)
For the three months ended June 30, 2020, income attributable to operating partnership units is not added back in the calculation of FFO available to common shareholders, as the related shares are not dilutive and are not included in "weighted average common shares, diluted" for this period. For the six months ended June 30, 2020 and the three and six months ended June 30, 2019, the weighted average common shares used to compute FFO per diluted common share includes operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share but is anti-dilutive for the computation of dilutive EPS for these periods.

Federal Realty Investment Trust
COVID-19 Related Impacts
June 30, 2020

The following provides supplemental information regarding our collectibility related impacts for the three months ended June 30, 2020. The primary drivers of our collectibility impacts in the quarter are from tenants who we account for on a cash basis or converted to a cash basis of accounting during the quarter, as we did not receive full contractual rent payments as a direct result of the COVID-19 pandemic. We change a tenant to a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our June 30, 2020 Form 10-Q.

Collectibility Impacts for the Quarter Ended June 30, 2020

Type	Accounts Receivable Impact	Straight-Line Rent Receivable Impact	Total
	(in thousands)
Tenants recognized on a cash basis prior to Q2 2020 (1)	$16,966	$—	$16,966
Changes in our collectibility assumptions in Q2 2020 and COVID-19 related disputes (2)	28,810	9,447	38,257
Total collectibility impact	$45,776	$9,447	$55,223

Notes:
1)	Over 85% of this impact is from restaurant tenants.
2)
Reflects changes in assumptions of collectibility primarily due to the impacts of COVID-19. Approximately 50% of the impact is from fitness and entertainment tenants. Most of the remaining impact is due to tenants that have filed for bankruptcy or that we expect to file for bankruptcy, and/or tenants where we do not believe it is probable we will collect the remaining contractual lease payments. This balance also includes any rent abatements we may grant.

Other Information on Cash Basis Tenants

	As of June 30, 2020
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	2,891	32%
Annualized base rent from commercial tenants (in millions) (1)	$645	26%
Components of Accounts Receivable, net

	As of June 30, 2020	As of March 31, 2020
	(in thousands)
Billed accounts receivable, net	$37,149	$11,774
Straight-line rent receivable, net	100,673	104,440
Other receivables	29,819	37,029
Total accounts receivable, net	$167,641	$153,243
Rent Deferrals

Contractual rent deferred (in millions) (2)	$21
Weighted average repayment period (3)	9 months

Notes:
1)	See page 30 for discussion of the Annualized Base Rent (ABR) calculation.
2)
Total contractual rent for April through June 2020 that has been deferred pursuant to an executed modification agreement as of July 31, 2020. Accrual basis tenants comprise approximately 64% of the deferred rent for executed agreements in place as of July 31, 2020.

3)	92% of the deferral arrangements are to be repaid by December 31, 2021.

Federal Realty Investment Trust
Components of Rental Income (1)
June 30, 2020

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands)
Minimum rents (2)
Commercial	$151,538	$157,865	$310,379	$313,128
Residential	20,372	19,573	40,990	38,737
Cost reimbursements	41,882	40,105	85,585	84,559
Percentage rents	692	2,094	2,512	4,029
Other	6,771	11,081	15,626	22,615
Collectibility related impact	(45,776)	(987)	(48,815)	$(1,845)
Total rental income	$175,479	$229,731	$406,277	$461,223

Notes:

1)
All income from tenant leases is reported as a single line item called "rental income." We have provided above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.

2)
Minimum rent for the three and six months ended June 30, 2020 includes a $9.4 million charge related to the impacts of the COVID-19 pandemic (See discussion on page 10). In total, minimum rents include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in millions)

Straight-line rents	$(3.6)	$2.9	$0.6	$4.3
Amortization of in-place leases	$1.0	$1.4	$1.9	$3.2

Federal Realty Investment Trust
Comparable Property Information
June 30, 2020

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Assembly Row - Phase 2 Retail and Phase 3, Cocowalk, Darien, Pike & Rose Phase 2 Retail and Phase 3, The Shops at Sunset Place, 700 Santana Row, Freedom Plaza, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q2 2019 to Q2 2020. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. However, given the impacts of COVID-19, management believes this metric is less relevant in the current environment.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	June 30,
	2020	2019
	(in thousands)
Operating income	$48,295	$109,579
Add:
Depreciation and amortization	62,784	59,057
General and administrative	9,814	11,422
Gain on sale of real estate, net of tax	(11,682)	(16,197)
Property operating income (POI)	109,211	163,861
Less: Non-comparable POI - acquisitions/dispositions	(3,333)	(2,616)
Less: Non-comparable POI - redevelopment, development & other	(2,908)	(5,596)
Comparable property POI	$102,970	$155,649

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,
	2020	2019	% Change
	(in thousands)
Rental income	$163,776	$217,279

Rental expenses	(32,732)	(37,964)
Real estate taxes	(28,074)	(23,666)
	(60,806)	(61,630)

Comparable property POI	$102,970	$155,649	(33.8)%

Supplemental information:
Collectibility related impacts included in rental income	49,152	645
Comparable property POI excluding collectibility related impacts	$152,122	$156,294	(2.7)%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended
	June 30,
	2020	2019
	(in thousands)
Redevelopment and tenant improvements and incentives	$28,455	$31,100
Maintenance capital expenditures	3,222	3,221
	$31,677	$34,321

Comparable Property - Occupancy Statistics (2)
	At June 30,
	2020	2019
GLA - comparable commercial properties	22,137,000	22,338,000
Leased % - comparable commercial properties	93.7%	94.7%
Occupancy % - comparable commercial properties	91.4%	93.9%

Notes:
1)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.
2)	See page 27 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
June 30, 2020
	June 30,
	2020	2019
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	76,378	75,577
Market price per common share	$85.21	$128.76
Common equity market capitalization including operating partnership units	$6,508,169	$9,731,295

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$6,668,169	$9,891,295

Total debt	$4,461,972	$3,157,783
Less: cash and cash equivalents	(980,039)	(105,903)
Total net debt (3)	$3,481,933	$3,051,880

Total market capitalization	$10,150,102	$12,943,175

Total net debt to market capitalization at market price per common share	34%	24%

Total net debt to market capitalization at a constant common share price of $128.76	26%	24%

Notes:

1)	Amounts include 744,617 and 627,171 operating partnership units outstanding at June 30, 2020 and 2019, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2020
	As of June 30, 2020
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
The Shops at Sunset Place	9/1/2020	5.62%	$60,995
29th Place	1/31/2021	5.91%	3,754
Sylmar Towne Center	6/6/2021	5.39%	16,436
Plaza Del Sol	12/1/2021	5.23%	8,136
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	66,554
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,544
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	33,130
Chelsea	1/15/2031	5.36%	5,418
Hoboken (1 Building) (4)	7/1/2042	3.75%	16,719
Subtotal			552,941
Net unamortized premium and debt issuance costs			(1,907)
Total mortgages payable, net			551,034		3.99%

Notes payable
Term loan	5/6/2021	LIBOR + 1.35%	400,000
Revolving credit facility (5)	1/19/2024	LIBOR + 0.775%	—
Various	Various through 2028	11.31%	3,609
Subtotal			403,609
Net unamortized debt issuance costs			(1,132)
Total notes payable, net			402,477		2.01%	(8)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,519,200
Net unamortized discount and debt issuance costs			(10,739)
Total senior notes and debentures, net			3,508,461		3.64%

Total debt, net			$4,461,972	(6)

Total fixed rate debt, net			$4,063,046	91%	3.69%
Total variable rate debt, net			398,926	9%	1.92%	(8)
Total debt, net			$4,461,972	100%	3.53%	(8)

	Three Months Ended		Six Months Ended		Trailing Twelve
	June 30,		June 30,		Months Ended
	2020	2019	2020	2019	June 30, 2020
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9)	2.24x	4.37x	3.03x	4.27x	3.51x
Excluding lease buyout charge
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9) (10)	2.24x	4.37x	3.03x	4.27x	3.59x

Notes:

1)
Mortgages payable does not include our share of the debt on our unconsolidated real estate partnerships. At June 30, 2020, our share was approximately $53.7 million. At June 30, 2020, our noncontrolling interests share of mortgages payable was $59.4 million.

2)	We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.

3)	The interest rates on these mortgages range from 3.91% to 5.00%.

4)
The mortgage loan has a fixed interest rate; however, the rate resets every five years until maturity. The current rate is fixed until July 1, 2022, and the loan is prepayable at par anytime after this date.

5)
In March 2020, in order to strengthen our financial position and balance sheet, maximize liquidity, and provide maximum flexibility to continue our business initiatives as the effects of the COVID-19 pandemic continue to evolve, we borrowed $990.0 million under our revolving credit facility, representing a draw-down of almost the entirety of our $1.0 billion credit facility. This balance was subsequently repaid in May 2020, resulting in no balance on our revolving credit facility as of June 30, 2020. The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2020 was $990.0 million. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three and six months ended June 30, 2020 was 1.4% and 1.5%, respectively.

6)	The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is 9 years.

7)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.

8)	The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

9)
Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

10)
The ratio of EBITDAre to combined fixed charges and preferred share dividends for the trailing twelve months ended June 30, 2020 excludes the $11.9 million charge related to the buyout of the Kmart lease at Assembly Square Marketplace.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2020
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2020	$3,037	$60,593		$63,630		1.4%	1.4%	4.0%
2021	4,890	677,546	(1)	682,436		15.2%	16.6%	2.3%
2022	4,139	366,323		370,462		8.3%	24.9%	3.4%
2023	4,324	275,000		279,324		6.2%	31.1%	3.0%
2024	4,353	600,000		604,353		13.5%	44.6%	3.7%	(4)
2025	3,996	44,298		48,294		1.1%	45.7%	3.9%
2026	3,456	52,450		55,906		1.2%	46.9%	5.9%
2027	3,061	690,570		693,631		15.5%	62.4%	3.8%
2028	2,934	—		2,934		0.1%	62.5%	6.9%
2029	2,770	458,099		460,869		10.4%	72.9%	3.3%
Thereafter	8,012	1,205,899		1,213,911		27.1%	100.0%	4.1%
Total	$44,972	$4,430,778		$4,475,750	(2)	100.0%
Notes:

1)	On May 6, 2020, we entered into a $400.0 million unsecured term loan, which matures on May 6, 2021. We have the option to extend the loan maturity one year to May 6, 2022.

2)
The total debt maturities differ from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of June 30, 2020.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)
The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility, which had no balance outstanding at June 30, 2020. Our revolving credit facility matures on January 19, 2024, plus two six month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
June 30, 2020

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization will be dependent upon the duration of governmental restrictions and the duration and severity of the economic impacts of COVID-19 which are highly uncertain at this time.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$17	2023
Cocowalk	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building with 24,000 square feet of retail; complete renovation of the west wing.	6%-7%	$85 - $90	$64	2021
Freedom Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$31	2021
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$22	2021
7021 Hollywood Blvd	Los Angeles, CA	Renovation of the center and three vacant spaces to accommodate a new 39,000 square foot anchor tenant	9%	$19	$15	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$9	2021
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, and a façade renovation for the entire center	8%	$10	$2	2021
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$5	2020
Flourtown	Flourtown, PA	Development of a new 4,550 square foot two-tenant pad building	7%	$3	$0	2021
Sylmar Towne Center	Sylmar, CA	Development of a new 3,800 square foot two-tenant pad building	6%	$3	$1	2021
Total Active Redevelopment projects (4)			6%	$308 - $327	$166

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)
Project formerly known as Jordan Downs Plaza. Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information. Stabilization has been impacted by the COVID-19 pandemic.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
June 30, 2020

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, timing of stabilization, and POI expected in any one year will be dependent upon the duration of governmental restrictions and the duration and severity of the economic impacts of COVID-19 which are highly uncertain at this time.

		Projected	Total	Costs to
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$465 - 485	$263		150,000 square feet of office space pre-leased
						Opening projected to begin in 2021

Future Phases	- 1.5M SF of commercial - 329 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
Phase III	- 212,000 SF of office - 4,000 SF of retail	6-7%	$128 - 135	$90	(4)	Opening projected to begin in 2020
Future Phases	- 740,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
700 Santana Row	- 301,000 SF of office - 20,000 SF of retail & 1,300 parking spaces - Redevelopment of Santana Row Park including the installation of a new retail pavilion	7-8%	$210 - 220	$200		Office delivered in Q1 2020
						11,000 square feet of retail has opened
						Project stabilized
Santana West - Phase I	- 376,000 SF of office - 1,750 parking spaces	7%	$250 - 270	$92		Opening projected to begin in 2022
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial across from Santana Row	TBD	TBD

Notes:

(1)
Anticipated opening dates, total cost, and projected return on investment (ROI) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)
Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.

(4)
Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III to be delivered in 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
June 30, 2020

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Huntington	Huntington, NY
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Dedham Plaza	Dedham, MA	Riverpoint Center	Chicago, IL
	Fairfax Junction	Fairfax, VA	The Shops at Sunset Place	South Miami, FL
	Fourth Street	Berkeley, CA	Third Street Promenade	Santa Monica, CA
	Fresh Meadows	Queens, NY	Wildwood	Bethesda, MD
	Hastings Ranch Plaza	Pasadena, CA	Willow Grove	Willow Grove, PA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase III include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase III include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Significant Property Acquisitions & Disposition
June 30, 2020

Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 10, 2020	Westfair Shopping Center	Fairfax, Virginia	49,000	$22.3	Guitar Center	(1)
February 12, 2020	Hoboken (2 buildings)	Hoboken, New Jersey	12,000	$14.3		(2)
(1) This acquisition was primarily funded by 163,322 downREIT operating partnership units. This property is adjacent to, and is operated as part of our Fairfax Junction property.
(2) This acquisition is in addition to the 37 buildings previously acquired, and was completed through the joint venture that was formed in 2019, for which we own a 90% interest. The purchase price includes the assumption of $8.9 million of mortgage debt. These buildings include 6 residential units in addition to the commercial GLA listed above.

Significant Disposition

Date	Property	City/State	GLA (3)	Sales Price
			(in square feet)	(in millions)
April 21, 2020	Colorado Blvd (1 building)	Pasadena, California	20,000	$16.1
(3) This building included 12 residential units in addition to the commercial GLA listed above.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$49,422		10	113,000	92%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	238,023		17	528,000	96%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	105,909		21	323,000	96%	194	25,000	The Fresh Market	Buy Buy Baby / Container Store / Ulta
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,049		2	38,000	81%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	40,830		11	124,000	99%		23,000	Aldi	CVS / Planet Fitness
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	15,126		10	144,000	91%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,489		18	249,000	92%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,161		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,262		16	206,000	92%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,961		19	132,000	92%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,242		7	73,000	100%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	59,457		26	360,000	97%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,263		26	236,000	87%		55,000	Giant Food	Petsmart / Office Depot
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	162,532	66,554	36	370,000	93%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	85,865		29	565,000	96%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,130		10	92,000	97%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,969		25	228,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	105,427		14	297,000	91%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	642,416		24	464,000	96%	765			iPic Theater / Porsche / Uniqlo / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	49,430		13	172,000	91%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,763		10	116,000	97%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	40,864		16	267,000	96%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,588	4,404	12	187,000	73%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,430		14	N/A	96%	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,184		1	51,000	100%				Target
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,700		12	111,000	88%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	5,533		5	50,000	86%		11,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	69,832	6,799	16	262,000	91%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,502		12	88,000	96%		20,000	Balducci's	CVS / Flower Child
		Total Washington Metropolitan Area	2,121,359		433	5,965,000	93%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,332	40,000	22	223,000	100%				Marshalls / Ross Dress for Less / Ulta / Michaels

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	111,074	12,544	32	330,000	92%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,342		1	42,000	100%				Banana Republic / True Foods Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,755		22	245,000	88%		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,965		32	440,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	53,816		18	298,000	93%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	26,340		3	71,000	78%				CB2 / Ingram Book Group
Freedom Plaza	(4) (6)	Los Angeles-Long Beach-Anaheim, CA	39,558		9	76,000	100%		31,000	Smart & Final	Blink Fitness / Ross Dress for Less
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,204		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,457		3	181,000	93%				Marshalls / L.A. Fitness / La La Land
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,608		8	81,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	36,399		8	98,000	85%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	80,984		12	138,000	99%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,136	4	48,000	96%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	293,577	125,000	50	500,000	94%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	46,161		22	211,000	100%		11,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,095,542		45	1,197,000	97%	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	44,254	16,436	12	148,000	90%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	79,590		2	209,000	77%				adidas / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,941		44	647,000	98%				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,571,835		364	5,456,000	95%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	98,259		46	408,000	92%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	48,395	11,500	11	99,000	97%				Banana Republic / Gap / Williams-Sonoma
Darien		Bridgeport-Stamford-Norwalk, CT	65,474		9	58,000	89%	2			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,440		17	410,000	98%		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	81,850		9	147,000	85%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,896		13	102,000	94%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,948		15	133,000	74%		61,000	Shop Rite
Hoboken	(4) (8)	New York-Newark-Jersey City, NY-NJ-PA	215,555	106,299	3	171,000	94%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	46,989		21	265,000	95%				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,411		18	74,000	83%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	103,417		21	239,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Mercer Mall	(7)	Trenton, NJ	129,289	55,346	50	552,000	91%		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	127,091	43,600	21	193,000	98%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	40,981		19	211,000	99%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,149,743		274	3,097,000	93%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	27,654		22	269,000	87%		24,000	Acme Markets	Kohl's / L.A. Fitness
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	63,449		23	294,000	98%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,980		28	261,000	88%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,137		24	156,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,748		21	223,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	36,445		29	363,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	32,464		15	227,000	82%				Marshalls / Ulta
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,420		17	125,000	87%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,239		13	210,000	80%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,740		14	249,000	96%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	324,276		206	2,377,000	92%

New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Newton, MA-NH	871,635		65	807,000	97%	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,440		15	114,000	96%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,543	5,418	37	222,000	93%				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	47,044		19	245,000	87%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,230		19	220,000	92%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,312		17	149,000	95%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	17,047		15	166,000	100%		55,000	Super Stop & Shop	Floor & Décor
		Total New England	1,174,620		215	1,971,000	95%

South Florida
Cocowalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	170,047		3	168,000	84%				Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	73,479		17	190,000	95%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(4)	Miami-Fort Lauderdale-West Palm Beach, FL	124,496	60,995	10	516,000	62%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,479		67	426,000	96%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	466,501		97	1,300,000	81%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	26,970		24	242,000	88%		16,500	Aldi	Dick's Sporting Goods

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Perring Plaza		Baltimore-Columbia-Towson, MD	32,676		29	397,000	99%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	122,281	52,705	35	315,000	85%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,130		4	32,000	96%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,377		1	4,000	100%	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,152		7	79,000	94%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	31,714		18	70,000	97%
		Total Baltimore	280,300		118	1,139,000	93%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,853		14	168,000	91%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,454		21	280,000	91%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,847		11	139,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,008		17	211,000	93%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,162		63	798,000	93%

Other
Barracks Road		Charlottesville, VA	70,229		40	496,000	95%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	32,027		22	265,000	82%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	35,316		14	158,000	89%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	19,863		20	215,000	97%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	13,126	5,507	11	126,000	83%		75,000	Giant Food
29th Place		Charlottesville, VA	41,268	3,754	15	168,000	98%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	103,132		37	464,000	97%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	314,961		159	1,892,000	93%

Grand Total			$8,617,757	$624,997	1,929	23,995,000	93%	2,782

Notes:
(1)	Includes "Finance lease right of use assets."
(2)
The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(3)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules and Summary of Redevelopment Opportunities for Freedom Plaza.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes interests in five buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2020

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2020	47	100%	277,681	$28.55	$25.64	$805,618	11%	8.2	$8,590,153	$30.94	(10)
1st Quarter 2020	76	100%	466,453	$26.78	$25.58	$559,471	5%	6.8	$14,633,657	$31.37	(7) (10)
4th Quarter 2019	99	100%	461,952	$37.78	$35.41	$1,091,731	7%	7.4	$18,521,400	$40.09	(7)
3rd Quarter 2019	95	100%	468,643	$38.93	$36.31	$1,230,724	7%	8.9	$21,650,073	$46.20	(7)
Total - 12 months	317	100%	1,674,729	$33.51	$31.31	$3,687,544	7%	7.9	$63,395,283	$37.85

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2020	12	26%	122,726	$26.79	$20.36	$789,852	32%	14.9	$8,483,168	$69.12	(10)
1st Quarter 2020	29	38%	151,171	$32.72	$30.44	$345,686	8%	8.2	$13,395,793	$88.61	(7) (10)
4th Quarter 2019	45	45%	212,341	$36.77	$33.22	$753,437	11%	10.0	$17,786,164	$83.76	(7)
3rd Quarter 2019	52	55%	316,916	$32.74	$30.85	$598,230	6%	11.0	$21,167,910	$66.79	(7)
Total - 12 months	138	44%	803,154	$32.89	$29.80	$2,487,205	10%	10.7	$60,833,035	$75.74

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2020	35	74%	154,955	$29.93	$29.83	$15,766	—%	3.4	$106,985	$0.69	(10)
1st Quarter 2020	47	62%	315,282	$23.93	$23.25	$213,785	3%	5.9	$1,237,864	$3.93	(10)
4th Quarter 2019	54	55%	249,611	$38.64	$37.28	$338,294	4%	5.3	$735,236	$2.95
3rd Quarter 2019	43	45%	151,727	$51.87	$47.70	$632,494	9%	6.1	$482,163	$3.18
Total - 12 months	179	56%	871,575	$34.07	$32.70	$1,200,339	4%	5.4	$2,562,248	$2.94

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2020					50	314,679	$26.16	8.2	$9,314,002	$29.60
1st Quarter 2020					82	491,003	$27.46	7.3	$17,337,865	$35.31
4th Quarter 2019					112	494,768	$38.46	7.7	$22,021,754	$44.51
3rd Quarter 2019					103	491,414	$39.73	9.1	$22,620,379	$46.03
Total - 12 months					347	1,791,864	$33.64	8.1	$71,294,000	$39.79

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $2.8 million ($5.37 per square foot) in 1st Quarter 2020, $1.1 million ($1.65 per square foot) in 4th Quarter 2019, and $7.0 million ($3.21 per square foot) in 3rd Quarter 2019 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in either the Projected Cost for those properties on the Summary of Redevelopment Opportunities or was included in the cost to complete estimate at acquisition.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

(10)
The annual increase over the prior rent calculated on a straight line basis for leases signed during the second and first quarter of 2020 was 23% and 14% for comparable leases, respectively, 52% and 18% for new leases, respectively, and 8% and 12% for renewal leases, respectively.

Federal Realty Investment Trust
Lease Expirations
June 30, 2020

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2020	279,000	2%	$20.79	407,000	6%	$35.59	686,000	3%	$29.57
2021	1,296,000	9%	$19.93	841,000	12%	$44.51	2,138,000	10%	$29.60
2022	1,966,000	13%	$17.97	958,000	14%	$43.86	2,924,000	13%	$26.45
2023	1,500,000	10%	$21.88	905,000	13%	$46.35	2,405,000	11%	$31.09
2024	2,447,000	16%	$18.47	917,000	13%	$47.05	3,364,000	16%	$26.26
2025	1,681,000	11%	$20.75	796,000	12%	$43.30	2,476,000	11%	$28.00
2026	877,000	6%	$21.84	418,000	6%	$51.18	1,295,000	6%	$31.31
2027	822,000	6%	$34.80	500,000	7%	$48.03	1,322,000	6%	$39.80
2028	784,000	5%	$23.07	409,000	6%	$53.89	1,194,000	6%	$33.63
2029	933,000	6%	$25.54	381,000	6%	$46.12	1,313,000	6%	$31.51
Thereafter	2,335,000	16%	$25.78	337,000	5%	$49.74	2,672,000	12%	$28.80
Total (3)	14,920,000	100%	$22.10	6,869,000	100%	$45.90	21,789,000	100%	$29.60

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2020	263,000	2%	$21.14	400,000	6%	$35.24	663,000	3%	$29.65
2021	484,000	3%	$17.44	606,000	9%	$45.88	1,090,000	5%	$33.25
2022	253,000	2%	$22.55	582,000	9%	$43.08	835,000	4%	$36.86
2023	388,000	3%	$25.30	565,000	8%	$42.38	953,000	4%	$35.42
2024	592,000	4%	$22.61	461,000	7%	$46.27	1,052,000	5%	$32.97
2025	318,000	2%	$21.42	430,000	6%	$43.42	748,000	3%	$34.06
2026	483,000	3%	$24.49	296,000	4%	$48.32	779,000	4%	$33.53
2027	755,000	5%	$22.15	462,000	7%	$47.24	1,218,000	6%	$31.68
2028	626,000	4%	$18.64	418,000	6%	$50.15	1,044,000	5%	$31.25
2029	766,000	5%	$22.60	366,000	5%	$44.51	1,132,000	5%	$29.68
Thereafter	9,992,000	67%	$22.26	2,283,000	33%	$48.62	12,275,000	56%	$27.17
Total (3)	14,920,000	100%	$22.10	6,869,000	100%	$45.90	21,789,000	100%	$29.60

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents billed on a cash basis without taking the impacts of rent abatements into account) rent as of June 30, 2020.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2020.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2020

Overall Portfolio Statistics (1)	At June 30, 2020			At June 30, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	23,995,000	22,323,000	93.0%	23,868,000	22,448,000	94.1%

Residential Properties (units)	2,782	2,647	95.1%	2,669	2,596	97.3%

Comparable Property Statistics (1)	At June 30, 2020			At June 30, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	22,137,000	20,739,000	93.7%	22,338,000	21,144,000	94.7%

Residential Properties (units)	2,651	2,524	95.2%	2,651	2,582	97.4%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At June 30, 2020 leased percentage was 97.0% for anchor tenants and 85.3% for small shop tenants.
(4)	Occupied percentage was 90.8% and 93.3% at June 30, 2020 and 2019, respectively, and comparable property occupied percentage was 91.4% and 93.9% at June 30, 2020 and 2019, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2020

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	Splunk, Inc.	NR / NR / NR	$25,066,000	3.45%	536,000	2.01%	2
2	TJX Companies, The	A / A2 / NR	$18,891,000	2.60%	963,000	3.62%	30
3	Ahold Delhaize	BBB / Baa1 / BBB+	$15,108,000	2.08%	852,000	3.20%	14
4	Gap, Inc., The	BB- / Ba2 / NR	$11,423,000	1.57%	306,000	1.15%	27
5	L.A. Fitness International LLC	CCC+ / Caa1 / NR	$11,289,000	1.56%	465,000	1.75%	11
6	Bed, Bath & Beyond, Inc.	B+ / Ba2 / NR	$10,886,000	1.50%	626,000	2.35%	16
7	CVS Corporation	BBB / Baa2 / NR	$10,368,000	1.43%	264,000	0.99%	20
8	AMC Entertainment Inc.	CC / Caa3 / NR	$7,239,000	1.00%	321,000	1.21%	6
9	Home Depot, Inc.	A / A2 / A	$7,104,000	0.98%	478,000	1.80%	6
10	Ross Stores, Inc.	BBB+ / A2 / NR	$6,535,000	0.90%	315,000	1.18%	11
11	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.89%	289,000	1.09%	6
12	Michaels Stores, Inc.	B / Ba3 / NR	$6,393,000	0.88%	327,000	1.23%	14
13	Hudson's Bay Company (Saks, Lord & Taylor)	NR / NR / NR	$6,332,000	0.87%	220,000	0.83%	4
14	Bank of America, N.A.	A- / A2 / A+	$6,149,000	0.85%	106,000	0.40%	24
15	Kroger Co., The	BBB / Baa1 / NR	$6,127,000	0.84%	529,000	1.99%	11
16	Nordstrom, Inc.	BBB- / Baa3 / NR	$6,020,000	0.83%	218,000	0.82%	6
17	DSW, Inc	NR / NR / NR	$5,692,000	0.78%	224,000	0.84%	11
18	Best Buy Co., Inc.	BBB / Baa1 / NR	$5,670,000	0.78%	186,000	0.70%	4
19	Ulta Beauty, Inc.	NR / NR / NR	$5,187,000	0.71%	150,000	0.56%	14
20	Whole Foods Market, Inc.	A+ / A2 / NR	$4,772,000	0.66%	167,000	0.63%	4
21	Barnes & Noble, Inc.	NR / NR / NR	$4,503,000	0.62%	207,000	0.78%	8
22	Starbucks Corporation	BBB+ / Baa1 / BBB	$4,452,000	0.61%	69,000	0.26%	40
23	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,204,000	0.58%	51,000	0.19%	13
24	AB Acquisition LLC (Acme, Safeway)	B+ / B1 / NR	$4,192,000	0.58%	412,000	1.55%	7
25	J. Crew Group, Inc.	NR / NR / NR	$4,026,000	0.55%	57,000	0.21%	10
	Totals - Top 25 Tenants		$204,053,000	28.12%	8,338,000	31.32%	319

	Total (5):		$725,731,000	(2)	26,620,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2020. Subsequent rating changes have not been reflected.
(2)
Reflects aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of June 30, 2020.

(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Tenant Diversification by Category
June 30, 2020

The below reflects the breakout of our Annualized Base Rent1 as of June 30, 2020 by type of tenant:

25% of Annualized Base Rent comes from Essential Retail

21% of Annualized Base Rent comes from Office and Residential

Notes:

(1)
Reflects aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces and occupied residential units as of June 30, 2020. Excludes redevelopment square footage not yet placed in service.

(2)	Communications & Home Office includes: Telecommunications, Electronics, and Office Supply.
(3)	Other Essential includes: Auto, Liquor, Home Improvement, Pets, and Medical.
(4)	Total Restaurants comprise full service (less than 8%) and quick service (less than 8%).
(5)	Experiential includes: Activity, Cinema, and Entertainment.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2020 and 2019 and the trailing twelve months ended June 30, 2020 is as follows:

	Three Months Ended		Six Months Ended		Trailing Twelve
	June 30,		June 30,		Months Ended
	2020	2019	2020	2019	June 30, 2020
	(in thousands)
Net income	$10,859	$82,667	$67,300	$144,470	$283,372
Interest expense	34,073	27,482	62,518	55,515	116,626
Other interest income	(509)	(189)	(817)	(366)	(1,717)
Income tax (benefit) provision	(397)	405	(472)	294	6
Depreciation and amortization	62,784	59,057	124,972	118,679	246,051
Gain on sale of real estate	(11,682)	(16,352)	(11,682)	(16,352)	(112,109)
Adjustments of EBITDAre of unconsolidated affiliates	1,613	1,510	3,343	3,303	6,957
EBITDAre (1)	$96,741	$154,580	$245,162	$305,543	$539,186

(1)	Excluding the charge related to the buyout of the Kmart lease at Assembly Square Marketplace, our EBITDAre would have been $551.1 million for the trailing twelve months ended June 30, 2020.
Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between average rent for expiring leases and new leases is determined by including minimum rent and percentage rent paid on the expiring lease and minimum rent and in some instances, projections of first lease year percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgment as to how to most effectively reflect the comparability of spaces reported in this calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not representbuilding improvements. Costs related to redevelopments require judgment by management in determining what reflects base building cost and thus, is not included in the "tenant improvements and incentives" amount.